UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2002

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Tampa Street, Suite 3900, Tampa, Florida 33602

(Address of principal executive offices, including zip code)

(813) 274-1000

(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 5, 2002, Sykes Enterprises, Incorporated (the “Company”) announced that its Board of Directors authorized the Company to repurchase up to three million shares of the Company’s outstanding common stock. The shares of common stock will be purchased, from time to time, through open market purchases or in negotiated private transactions, and the purchases will be based on factors, including but not limited to, the stock price and general market conditions. The Company currently has approximately 40.5 million common shares outstanding.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By: /s/ W. Michael Kipphut

W. Michael Kipphut Group Executive, Senior Vice President — Finance

Date: August 6, 2002

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